UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: March 21, 2007
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13797 (Commission File Number)	34-1608156 (I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 21, 2007 Hawk issued a press release announcing financial results for the full year and fourth quarter ended December 31, 2006. A copy of this press release has been posted to Hawk’s website <www.hawkcorp.com> and a copy is also set forth in Exhibit 99.1.

This press release includes forward-looking statements within the meaning of the federal securities laws with respect to the Company’s future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005, its quarterly reports on Form 10-Q, and other periodic filings for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 8.01. Other Events.

On March 23, 2007, Norman C. Harbert, our Chairman Emeritus of the Board and Founder, terminated his written trading plan with Northern Trust Securities adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The notice of termination is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:
    10.1   Notice of Termination of Amended and Restated Sales Plan, dated March 22, 2006, between Norman C. Harbert and Northern Trust Securities, Inc.

99.1	Hawk Corporation Press Release dated March 22, 2007

Pursuant to General Instruction B, subsection 2, of Form 8-K, Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead furnished as required by that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWK CORPORATION

March 23, 2007	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit Number Description

    10.1   Notice of Termination of Amended and Restated Sales Plan, dated March 22, 2006, between Norman C. Harbert and Northern Trust Securities, Inc.

99.1	Hawk Corporation Press Release dated March 22, 2007